PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

TO:  NAVA RESOURCES, INC. (the “Issuer”) of

#206 – 2306 McCallum Road, Abbotsford, BC, Canada, V2S 3P4

Subject and pursuant to the terms set out in “Terms and Conditions of Private Placement Subscription Agreement”, attached hereto, the Subscriber hereby irrevocably subscribes for, and on Closing will purchase from the Issuer the following securities at the following price:

The undersigned subscriber (the “Subscriber”) hereby subscribes for _____________________ shares in the common stock of the Issuer (the “Shares” or “Securities”) at a price of US$0.15 per Share for a total subscription price of US$____________________ (the “Purchase Price”), payment for which accompanies this Subscription Agreement in accordance with section 1 of the attached “Terms and Conditions of Private Placement Subscription Agreement”.  The Shares are part of an offering (the “Offering”) of up to 2,600,000 Shares.

SIGNED BY the Subscriber this ____ day of  ____________________________, 200___.

Print Name of Subscriber

Signature of Subscriber  (or authorized signatory if a company)

Print name of person signing and Capacity or Title (if a company)

____

Address of Subscriber

Social Insurance Number or Business Number of Subscriber

ACCEPTED this

day of  ________________________, 200___ by:

NAVA RESOURCES, INC.

Per:

Authorized Officer

TERMS AND CONDITIONS OF

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

1.

Delivery and Use of Purchase Price.  The Subscriber hereby subscribes for and agrees to purchase the Shares for the Purchase Price.  The Subscriber agrees to concurrently deliver to the Issuer the Purchase Price, and a fully completed and executed copy of this Agreement and the attached appendices hereto.  The certificates representing the Shares will be issued in the name of the Subscriber.

2.

Conditions of Purchase.  In connection with the purchase of the Shares, the following Schedule is attached hereto which the Subscriber is requested to complete and sign, as required, and return to the Issuer together with an executed copy of this Subscription Agreement and the Purchase Price, to the following address:  Nava Resources Inc. #206 – 2306 McCallum Road, Abbotsford, BC, Canada, V2S 3P4.

•

Schedule A (all investors must complete this);

The Purchase Price may be paid for by certified cheque, bank draft, or other means acceptable to the Issuer, and made payable to the Issuer.

The obligation of the Issuer to sell the Shares to the Subscriber is subject to, among other things, the Issuer being able to meet all regulatory requirements in connection with the Offering.

By returning this Subscription Agreement the Subscriber consents to the filing by the Issuer of all documents required by applicable Canadian and U.S. securities legislation.

3.

Closing.   The closing of the Offering (the “Closing”) is expected to occur on or before September 30, 2006 (the "Closing Date"), however the Issuer will determine a suitable Closing Date.  The Issuer may conduct multiple Closings.

4.

Representations and Warranties of the Subscriber.  The Subscriber represents and warrants to the Issuer, acknowledging that the Issuer will be relying upon such representations and warranties in entering into this Agreement:

(a)

the Subscriber is resident in the jurisdiction set forth in the address of Subscriber on the cover page of this Subscription Agreement, and the Subscriber:

(i)

is not a "US Person" (as that term is deemed in the US Securities Act of 1933, as amended (the "1933 Act") and is not purchasing the Shares for the account of or benefit of a U.S. Person;

(ii)

was not offered the Shares while present in the United States of America; and

(iii)

did not execute or deliver this subscription while present in the United States of America;

(b)

the issuance of the Securities is to be by way of private placement exempted from the registration and prospectus requirements of the provincial securities laws in Canada and rules and regulations made thereunder (collectively the “Canadian Securities Laws”) pursuant to National Instrument 45-106 (the “National Instrument”).  As a result, the Subscriber:

(i)

is restricted from using most of the civil remedies available under the Canadian Securities Laws;

(ii)

may not receive information that may otherwise be required to be provided to the Subscriber under the Canadian Securities Laws; and

(iii)

the Issuer is relieved from certain obligations that would otherwise apply under the Canadian Securities Laws;

(c)

the Issuer will be relying on registration and prospectus exemptions contained in the National Instrument on the basis that the Subscriber meets the qualifications necessary to enable the Issuer to distribute securities to the Subscriber on an exempt basis as described

(d)

the purchase of the Securities by the Subscriber is to be made under the exemption from prospectus requirements available on the basis that the Subscriber meets one or more of the following categories and has completed the corresponding section of  Schedule A:

i)

Accredited Investor - the Subscriber is an "accredited investor" within the meaning of the National Instrument and has duly and accurately completed Section B of Schedule A;

ii)

Family, Friends and Business Associates - (Not applicable to residents of Ontario and Saskatchewan), the Subscriber is a person listed in Section A of Schedule A, and has duly and accurately completed such Section A of Schedule A.;

iii)

 $150,000 Investment -  the security has an acquisition cost to the Subscriber of not less than $150,000 paid in cash at the time of the trade; or

iv)

Employee, Executive Officer, Director or Consultant -  the Subscriber has duly and accurately completed Section C of Schedule A and is an employee, executive officer, director or consultant of the Issuer or a related entity of the Issuer or a permitted assign of same if the participation in the trade is voluntary.

(e)

if the Subscriber is not resident in Canada or the United States, the Subscriber certifies that it is resident in the jurisdiction set forth in the "Address of Purchaser" set out on the cover page of this subscription, and

(i)

is knowledgeable of, or has been independently advised as to, the Foreign Jurisdiction's Securities Laws (as deemed below);

(ii)

is purchasing the Shares pursuant to exemptions from any prospectus, registration or similar requirements under the Foreign Jurisdiction's Securities Laws, or, if such is not applicable, the Purchaser is permitted to purchase the Shares under the Foreign Jurisdiction's Securities Laws without the need to rely on exemptions; and

(iii)

the distribution of the Securities to the Purchaser by the Issuer complies with all the Foreign Jurisdiction's Securities Laws.

For purposes hereof, "Foreign Jurisdiction's Securities Law" means, in respect of each and every offer and sale of the Shares, the securities legislation having application and the regulations, rules, orders, instruments, notices, directions, rulings and published policy statements of the securities regulatory authorities having jurisdiction over the Purchaser and the Offering, other than the laws of Canada which would apply to this subscription, if any;

(f)

the Subscriber is purchasing the Securities as principal wherein no other person, corporation, firm or other organization will have a beneficial interest in the Securities, or; is deemed to be purchasing such Securities as principal, by virtue of being: (i) a trust company or trust corporation described in paragraph (p) of the definition of “accredited investor” in Schedule A (other than a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered or authorized under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction of Canada; or (ii) a person described in paragraph (q) of the definition of “accredited investor” in Schedule A (B).

(g)

the Subscriber has the legal capacity and competence to enter into and execute this Agreement and take all actions required pursuant hereto and, if the Subscriber is a corporation it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders, and others have been given to authorize execution of this Agreement on behalf of the Subscriber;

(h)

none of the Securities have been or will be registered under the United States Securities Act of 1933 (the “1933 Act”) or the securities laws of any state and may not be offered or sold, directly or indirectly, in the United States to, or for the account or benefit of, a U.S. person (as defined in Rule 902 of Regulation S promulgated under the 1933 Act (“Regulation S”)), which definition includes, but is not limited to, an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or company organized or incorporated under the laws of the United States) (a “U.S. Person”) unless registered under the 1933 Act and the securities laws of all applicable states or unless an exemption from such registration requirements is available.  The Issuer has no obligation or present intention of filing a registration statement under the 1933 Act in respect of any Securities;

(i)

the Subscriber is aware that the Issuer is not a reporting company under any of the laws of Canada or the United States, and, therefore, the Shares to be issued to the Subscriber upon acceptance of this subscription will be issued as an exempt trade, and no filings or clearances or reviews by any securities regulator have been or are being made in connection with such trade;

(j)

the Subscriber is not purchasing the Securities as a result of an advertisement of the Securities in printed media of general and regular paid circulation, radio or television;

(k)

the Subscriber has not received any written or oral representations:

(i)

that any person will resell or repurchase the Securities;

(ii)

that any person will refund the purchase price of the Securities;

i)

as to the future price or value of the Securities;

ii)

that the Issuer is or will become a reporting company in any Canadian province; or

(v)

that the Securities will be listed and posted for trading on a stock exchange or that application has been made to list and post any of the Securities for trading on a stock exchange;

(l)

the Subscriber has had the opportunity to consult his or her own independent professional advisors with respect to the consequences of purchasing the Securities, and with respect to the applicable regulatory  requirements for the purchase and eventual sale of the Securities;

(m)

the Subscriber, or its professional advisor, has been granted the opportunity to conduct a full and fair examination of the records, documents and files of the Issuer to ask questions of and receive answers from representatives of the Issuer concerning the terms and conditions of this Offering.  The Subscriber further represents that it has had an opportunity to ask questions and receive answers from the Issuer regarding the terms and conditions of the Offering, and any information so requested has been made available to the full and complete satisfaction of the Subscriber;

(n)

the Subscriber by entering into this Agreement and completing the transactions contemplated hereby will not violate or cause the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the  Subscriber may be a part or by which he or she is or may be bound;

(o)

the Subscriber has duly executed and delivered this Agreement, which constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

(p)

the Subscriber is aware and has been advised that the Issuer is in a speculative stage of development, that there is no market whatsoever for the securities of the Issuer and that the Shares may now or in the future have little or no value;

(q)

the Subscriber is capable of assessing and evaluating the risks and merits of this investment as a result of the Subscriber’s financial, investment or business experience or as a result of advice received from a registered person other than the Issuer or an affiliate thereof, and the Subscriber is able to bear the economic loss of its investment;

(r)

the Subscriber will, and will use its best efforts to cause any purchaser for whom the Purchaser is acting to, comply with all applicable securities laws concerning the purchase of, the holding of and the resale restrictions on the Securities;

(s)

the Subscriber is aware that the offer made by this subscription is irrevocable and requires acceptance by the Issuer and will not become an agreement between the Purchaser and the Issuer until accepted by the Issuer signing in the space above;

(t)

the Subscriber is aware that upon acceptance of this subscription by the Issuer, this Agreement will constitute a legal, valid and binding contract of purchase enforceable against the Purchaser in accordance with its terms and will not violate or conflict with the terms of any restriction, agreement or undertaking respecting purchases of securities by the Purchaser;

(u)

none of the Shares are being purchased by the Subscriber with knowledge of any material fact about the Issuer that has not been generally disclosed.

5.

Acknowledgements of the Subscriber.  The Subscriber acknowledges, confirms and agrees with the following:

(a)

no prospectus or registration statement has been filed by the Issuer with any securities commission in Canada or the U.S. respectively in connection with the issuance of the Securities;

(b)

none of the Securities have been or will be registered under the United States Securities Act of 1933 (the “1933 Act”) or the securities laws of any state and may not be offered or sold, directly or indirectly, in the United States to, or for the account or benefit of, a U.S. person (as defined in Rule 902 of Regulation S promulgated under the 1933 Act (“Regulation S”)), which definition includes, but is not limited to, an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or company organized or incorporated under the laws of the United States) (a “U.S. Person”) unless registered under the 1933 Act and the securities laws of all applicable states or unless an exemption from such registration requirements is available.  The Issuer has no obligation or present intention of filing a registration statement under the 1933 Act in respect of any Securities;

(c)

the Securities will be subject to restrictions on resale pursuant to Rule 144 of the 1933 Act and may not be sold except in compliance with Rule 144, or another exemption from the registration requirements under the 1933 Act, or if the Securities are registered under the 1933 Act for resale;

(d)

the Subscriber (and, if applicable, others for whom it is contracting hereunder) agrees not to offer, sell or transfer the Securities within the United States or to, or for the account or benefit of, a U.S. Person, unless the Securities are registered under the 1933 Act and the securities laws of all applicable states or an exemption from such registration requirement is available;

(e)

the Securities will be subject to a hold period imposed by National Instrument 45-102 (“NI 45-102”) and any proposed transfer of beneficial ownership of the Shares will require compliance with an additional registration and prospectus exemption.  If no exemption is available then the Subscriber may be unable to resell the Securities for a period of up to 4 months from such time as the Issuer becomes a reporting company in a Canadian province listed in Appendix B to NI 45-102.  If the undersigned is not a resident of Canada, the Securities may also be subject to additional hold periods imposed by laws applicable to the Subscriber in the jurisdiction in which the Subscriber resides.  There is no assurance that an exemption respecting resale will be available for the Subscriber in any given case.  The Issuer is not now and may never become a reporting company in any Canadian Province.  The certificates representing the Securities will contain a legend denoting the restrictions on transfer imposed by NI 45-102;

(f)

the certificates representing the Securities, in addition to legends required under Canadian laws, will bear a legend denoting U.S. restrictions on resale, which may be in such form as legal counsel to the Issuer may advise. The Subscriber further understands that a resale of the Securities pursuant to Regulation S will not result in the U.S. legend on the certificates representing the Securities being removed, unless also made in compliance with Rule 144;

(g)

the Issuer’s common stock are not now and may never be listed on a stock exchange, quotation system or any other public market and there is no guarantee that there will ever be a market for the Issuer’s common stock;

(h)

the Securities may be subject to additional resale restrictions including seed share resale restrictions or escrow which may be imposed pursuant to U.S. securities legislation or rules;

(i)

the Subscriber acknowledges that the Issuer has the right to close the subscription books at any time without notice and to accept or reject any subscription in its sole discretion.  This offering is not subject to the receipt by the Issuer of subscriptions from any other person;

(j)

the Subscriber acknowledges and agrees that the Issuer may sell additional common shares pursuant to any subsequent offering of securities, at such prices and at such times as the Issuer may determine in its sole discretion;

(k)

by returning this Subscription Agreement the Subscriber consents to the filing by the Issuer of all documents required by applicable Canadian securities legislation;

(l)

in purchasing the Shares, the Subscriber has not relied solely upon any oral or written representation as to any fact or otherwise made on behalf of the Issuer or any other person associated therewith;

(m)

the Issuer is authorized by the Subscriber to disclose information respecting this Subscription Agreement, including the identity of the Subscriber, in any filing made with any securities regulatory authority;

(n)

that:

(i)

no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(ii)

there is no government or other insurance covering the Securities;

(iii)

there are risks associated with the purchase of the Securities;

(iv)

there are restrictions on the Subscriber's ability to resell the Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Securities; and

(o)

the Subscriber (or others for whom it is contracting hereunder) has been advised to consult its own legal advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions and it (or others for whom it is contracting hereunder) is solely responsible, and the Issuer is not in any way responsible, for compliance with applicable resale restrictions.

The representations and warranties of the Subscriber contained in this Agreement shall be true at the Closing Date as though they were made at the Closing Date and they shall survive the Closing Date and remain in full force and effect thereafter for the benefit of the Issuer for a period of one year.

6.

Reliance Upon Representations, Warranties and Covenants.  The Subscriber acknowledges that the foregoing representations and warranties are made by it with the intent that they may be relied upon by the Issuer and its counsel in determining its eligibility to purchase the Shares under the relevant securities laws. The Issuer and its counsel shall be entitled to rely on the representations and warranties of the Subscriber contained hereto and the Subscriber shall indemnify and hold harmless the Issuer and its counsel for any losses, claims, costs, expenses, damages or liabilities they may suffer or incur which are caused by or arise from, directly or indirectly, their reliance thereon.

7.

Representations and Warranties of the Issuer.  The Issuer represents, warrants and covenants to the Subscriber, that:

(a)

each of the Issuer and its subsidiaries, if any, has been duly incorporated, continued or amalgamated and is validly subsisting and in good standing with respect to the filing of annual returns under the laws of the jurisdictions in which it is incorporated, continued or amalgamated and has all the requisite corporate power and capacity to carry on its business as now conducted and as presently proposed to be conducted by it and to own its assets;

(b)

the Issuer is a not a reporting company in any jurisdiction and is not listed on any stock exchange;

(c)

the authorized capital of the Issuer consists of 400,000,000 shares of common stock of which 22,000,000  shares will be issued and outstanding prior to the first closing of the offering as fully paid and non-assessable shares (the “Issued Shares”);

(d)

the Issuer is in the early stages of developing a business and accordingly has no material assets.  The Issuer has entered into an option to acquire 100% interest in and to the mineral claim located in the Lillooett Mining Division called the Noel Creek Claim.

(e)

the Issuer has all requisite power and capacity and good and sufficient right and authority to enter into, deliver and carry out its obligations under this Agreement and to complete the transactions contemplated under this Agreement on the terms and conditions set forth herein; and

(f)

this Agreement has been authorized, executed and delivered by the Issuer and constitutes a valid and legally binding obligation of the Issuer enforceable against the Issuer in accordance with the terms thereof.

8.

Canadian Hold Period.  The Subscriber acknowledges that the Shares may not be traded in British Columbia for a period four months from the date the Issuer becomes a reporting issuer in British Columbia.  The issuer has no obligation or current plans to become a reporting issuer in British Columbia.  The certificates representing the Shares may contain legends denoting the restrictions on transfer imposed by the BC Act, and the rules thereunder, which will be substantially in the form set out in paragraph 10 hereof.

9.

Canadian Legend Requirement.  The following restrictive legends and related information shall be attached to the certificates representing the Shares:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (i) THE DISTRIBUTION DATE, AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.”

10.

Conditions to Closing

11.1

At Closing, the Issuer shall deliver or cause to be delivered to the Subscriber one or more certificates representing the Shares purchased by the Subscriber registered in the name of the Subscriber.

11.2

The Issuer’s obligation to complete the purchase and sale of the Shares shall be subject to the following conditions:

(i)

payment to the Issuer of the amount of the Purchase Price for the Shares.

(ii)

the representations and warranties made by the Subscriber in this Subscription Agreement shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the undertakings of the Subscriber shall have been performed, satisfied and complied with on or before the Closing Date; and

 (iii)

receipt of such other documents relating to the transactions contemplated by this Subscription Agreement as the Issuer or its counsel may reasonably request.

12

Survival of Representations, Warranties and Covenants.  All the representations, warranties and covenants set out in this Agreement will be true as at the date of this Agreement and on the Closing as if the representations, warranties and covenants were made at that time and will survive the Closing.

13

Amendment.  Neither this Agreement nor any provisions hereof will be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

14

Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof will be assignable by either the Issuer or the Subscriber without the prior written consent of the other party.

15

Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable thereto.

16

Interpretation.  The sections and other headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.  Words imparting the neuter gender include the masculine or feminine gender and words in the singular include the plural and vice versa.

17

Notices.  All notices and other communications provided for herein will be in writing and will be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid or by facsimile or other electronic means indicating the date of receipt and the signatures of the parties:

(a)

If to the Issuer, at the address noted on the cover page of this Subscription Agreement.

(b)

If to the Subscriber, at the address on the cover page of this Subscription Agreement.

18

Binding Effect.  The provisions of this Agreement will be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, as the case may be.

19

Notification of Changes.  The parties hereby covenant and agree to notify the other party upon the occurrence of any event prior to the Closing which would cause any party’s representations, warranties or covenants contained in this Agreement to be false or incorrect.

20

Entire Agreement.  This share subscription constitutes the entire Agreement between the Subscriber and the Issuer with respect to the Securities, and there are no other agreements, warranties, representations, conditions or covenants, written or oral, express or implied, in respect of, or which affect, the transaction herein contemplated.

21

Costs.  The parties hereto agree to each bear their own respective costs incurred in connection with this Agreement and the transactions contemplated hereunder.

22

Further Assurances.  The Subscriber and Issuer will execute such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

23

Counterparts and Facsimile.  This Agreement may be executed in counterparts or by facsimile or both, each counterpart or facsimile of which will be deemed to be an original, but all of which, taken together, and delivered will constitute one and the same Agreement.  This Agreement will not be effective as to any party hereto until such time as this Agreement or a counterpart thereof has been executed and delivered, by facsimile or otherwise, by each party hereto.

[END OF TERMS AND CONDITIONS]

Schedule A

EXEMPTION CERTIFICATION

(To be completed by all Subscribers)

In connection with the purchase by the undersigned subscriber (the "Subscriber") of  Shares (the "Securities") of Nava Resources, Inc. (the "Issuer"), the Subscriber hereby represents, warrants and certifies to the Issuer that the Subscriber meets one of the criteria listed below and has initialed beside the applicable criteria in the space provided.

Dated: ________________________, 2006.

Print name of Subscriber

Signature

Please place your initials next to at least one of the criteria listed in item A, B, C or D as applicable to your circumstances.  You must qualify under at least one category below in order to purchase Securities.

A.

Exemption Qualification – Family, Friends and Business Associates Exemption

If the Subscriber is purchasing the Securities pursuant to Section 2.5 of National Instrument 45-106 (Family, Friends and Business Associates Exemption), the subscriber is not resident in Saskatchewan or Ontario and is [circle appropriate section below and duly and accurately complete the information requested in italics]:

(a)

a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer;

_________________________________________________________________________

(State position with the Issuer or with an affiliate of the Issuer)

(b)

a spouse, parent, grandparent, brother, sister or child of a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer;

__________________________________________________________________________

(State name of such person and relationship to the Subscriber)

(c)

a parent, grandparent, brother, sister or child of the spouse of a director, executive officer or control person of the Issuer or of an affiliate of the Issuer;

__________________________________________________________________________

(State name of such person and relationship to the Subscriber)

(d)

a close personal friend of a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer;

__________________________________________________________________________

(State name of such person and time the Subscriber has known such person)

(e)

a close business associate of a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer;

__________________________________________________________________________

(Name of such person and brief description of the relationship of the Subscriber with such person)

(f)

a founder of the Issuer or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Issuer;

__________________________________________________________________________

(State identity of the founder or relationship of the Subscriber to the founder)

(g)

a parent, grandparent, brother, sister or child of the spouse of a founder of the Issuer;

__________________________________________________________________________

(State identity of the founder and the relationship of the Subscriber with the founder)

(h)

a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in paragraphs (A) to (G); or

__________________________________________________________________________

(List persons and their relationships (use separate sheet if required))

(i)

a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in paragraphs (A) to (G);

__________________________________________________________________________________

(Identify beneficiaries, trustees or executors and their relationship (use separate sheet if required))

A1.

Exemption Qualification – Ontario Family and Founder Exemption

If the Subscriber is purchasing the Securities pursuant to Section 2.7 of National Instrument 45-106 (Founder, control person and family-Ontario Exemption), the subscriber is resident in Ontario and is [circle appropriate section below and duly and accurately complete the information requested in italics]:

(j)

a founder of the Issuer; an affiliate of a founder of the Issuer; or a control person of the Issuer.

_________________________________________________________________________

(State position with the Issuer or with an affiliate of the Issuer)

(k)

a spouse, parent, grandparent, brother, sister or child of a director, executive officer or founder of the Issuer;

__________________________________________________________________________

(State name of such person and relationship to the Subscriber)

B.

Exemption Qualification – Accredited Investor Exemption

If the Subscriber is purchasing the Securities pursuant to Section 2.3 of National Instrument 45-106 (Accredited Investor Exemption), the Subscriber is [initial where applicable]:

(a)	a Canadian financial institution, or a Schedule III bank;
(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);
(c)

a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

(d)

a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);
(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;
(g)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;
(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;
(j)

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

(k)

an individual whose net income before taxes exceeded $200 000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300 000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;
(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;
(n)

an investment fund that distributes or has distributed its securities only to

(i)   a person that is or was an accredited investor at the time of the distribution,

(ii)  a person that acquires or acquired securities in the circumstances referred to in sections 2.10 and 2.19 of National Instrument 45-106, or

(iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 of National Instrument 45-106;

(o)

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of

Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

(q)

a person acting on behalf of a fully managed account managed by that person, if that person

(i)   is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii)  in Ontario, is purchasing a security that is not a security of an investment fund

(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function
(t)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or
(v)

(v) a person that is recognized or designated by the appropriate securities regulatory authority as

(i)   an accredited investor, or

(ii)  an exempt purchaser in Alberta or British Columbia after this Instrument comes into force;

For the purposes of item B:

(a)	"financial assets" means cash and securities; and
(b)	"related liabilities" means:
	(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or
	(ii)	liabilities that are secured by financial assets.
All monetary references are in Canadian Dollars.

C.

Exemption Qualification – Employee, Executive Officer, Director or Consultant Exemption

If the Subscriber is purchasing the Securities pursuant to Section 2.24 of National Instrument 45-106 (Employee, Executive Officer, Director or Consultant Exemption), participation in the trade is voluntary and the Subscriber is [initial where applicable]:

(a)	an employee, executive officer, director or consultant of the Issuer;
(b)	an employee, executive officer, director or consultant of a related entity of the Issuer; or
(c)	a permitted assign of a person referred to in paragraphs (a) or (b).

If the Subscriber is an Executive Officer then he warrants that he is a:

(A)

chair, vice chair or president;

(B)

vice-president in charge of a principal business unit, division or function including sales, finance or production;

(C)

officer of the Issuer or any of its subsidiaries and who performs a policy-making function in respect of the Issuer; or

(D)

performing a policy-making function in respect of the Issuer.

If the Subscriber is a Consultant then he warrants that he:

(A)

is engaged to provide services to the Issuer or a related entity of the Issuer, other than services provided in relation to a distribution;

(B)

provides the services under a written contract with the Issuer or a related entity of the Issuer; and

(C)

spends or will spend a significant amount of time and attention on the affairs and business of the Issuer or a related entity of the Issuer.

and includes, for an individual consultant, a corporation of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner.

D.

Exemption Qualification – Minimum Amount Investment

If the Subscriber is purchasing the Securities pursuant to Section 2.10 of National Instrument 45-106 (Minimum Amount Investment), the Subscriber is [initial below]:

(a)

Purchasing securities having an acquisition cost of not less than $150,000 paid in cash and was not created or used solely to purchase securities in reliance on the exemptions from the dealer registration requirements or prospectus requirement available under section 2.10 of NI 45-106.

15